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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549





                                   FORM 8-K





                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                        Date of Report: August 2, 2000
                       (Date of earliest event reported)


                              US SEARCH.COM, Inc.
            (exact name of registrant as specified in its charter)

            Delaware                         Commission File:                           95-4504143
  (State or other jurisdiction                   000-26149                  (I.R.S. Employer Identification No.)
       of incorporation or
          organization)

                             5401 Beethoven Street
                             Los Angeles, CA 90066
         (Address of Principal executive offices, including zip code)



                                (310) 302-6300
             (Registrant's telephone number, including area code)




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ITEM 5.  Other Events.
         ------------

     As previously disclosed by press release, we are presently negotiating with a strategic investor for an investment of up to $27.5 million in a private placement of our securities. As a result of the transaction, we could issue
shares representing more than 20% of our outstanding common stock.   In
connection with the financing, we have obtained a written exception from the Nasdaq National Market ("Nasdaq") to its standard requirement that stockholder approval be obtained in advance of any private placement of equity securities at less than market prices if the transaction would result in shares of common stock representing more than 19.9 percent of the outstanding stock being issued. We received the exception from the stockholder approval requirement because two of our largest stockholders (together holding more than 60% of our outstanding common stock) certified to Nasdaq (in writing) that they would vote in favor of the proposed financing if we were required to hold a stockholders' meeting to approve the proposed transaction. In compliance with the requirements of Nasdaq, on August 2, 2000 we mailed to our stockholders a notice of our intent to proceed with the proposed financing without seeking stockholder approval if the transaction is consummated. A copy of the notice is attached hereto as
Exhibit 99.1.


ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
          ------------------------------------------------------------------

     (c)  Exhibits.

          99.1     Stockholder Notice dated August 2, 2000.

                                 *  *  *  *  *




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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                                        US SEARCH.com Inc.



Date:  August 3, 2000                   By  /s/ Brent N. Cohen
                                          --------------------------------
                                           Name:  Brent N. Cohen
                                           Title: Chief Executive Officer





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